Exhibit 99.3

FORM OF AUDIT COMMITTEE CHARTER
OF
WEB3LABS GLOBAL INC.

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Web3Labs Global Inc., a Cayman Islands company (the “Company”) to assist the Board in monitoring (1) the integrity of the annual and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor and (4) the compliance by the Company with legal and regulatory requirements. The Committee also shall review and approve all related-party transactions.

Committee Membership

The Committee shall consist of no fewer than three members, absent a temporary vacancy. The Committee shall meet the independent directors and audit committee requirements of the Nasdaq Capital Market and the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission.

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. Unless a chairperson (the “Chairperson”) is elected by the Board, the members of the Committee shall designate a Chairperson by majority vote of the full Committee. The Chairperson of the Committee shall be a member of the Committee and, if present, shall preside at each meeting of the Committee. He or she shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Committee or the Board.

Each member of the Committee shall be financially literate and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as such term is defined by the Commission.

Meetings

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at the meeting at which a quorum is present. The Committee shall meet as often as it determines, but not less frequently than bi-annually. The Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit). The Committee may form and delegate authority to subcommittees of the Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Committee.

The Committee shall discuss with the independent auditor its responsibilities under generally accepted auditing standards, review and approve the planned scope and timing of the independent auditor’s annual audit plan(s) and discuss significant findings from the audit, including any problems or difficulties encountered.

The Committee shall make regular reports to the Board. These reports shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the independence and performance of the Company’s independent auditor, the performance of the internal audit function and any other matters that the Committee deems appropriate or is requested by the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee annually shall review the Audit Committee’s own performance.

The Committee shall:

Financial Statement and Disclosure Matters

1.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2.	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Reports on Form 20-F (or the annual report to shareholders if distributed prior to the filing of the Form 20-F).

3.	Review and discuss with management and the independent auditor the Company’s financial statements prior to the filing of its Reports on Form 6-K, including the results of the independent auditor’s review of the financial statements.

4.	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

	a.	any significant changes in the Company’s selection or application of accounting principles;

	b.	the Company’s critical accounting policies and practices;

	c.	all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management and the ramifications of the use of such alternative accounting principles;

	d.	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

	e.	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or amended) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management as well as the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

9.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Company’s Annual Reports on Form 20-F and Reports on Form 6-K about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

1.	At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard No. 1 of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

2.	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

3.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

4.	Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

1.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

2.	Review and approve all related-party transactions.

3.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

4.	Establish procedures (which may be incorporated in the Company’s Code of Business Conduct and Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	To the extent that the Company’s securities continue to be listed on an exchange and subject to Rule 10D-1 under the Exchange Act and the rules and regulations promulgated thereunder, as amended, advise the Board and any other Board committees, with the assistance of management, if the clawback provisions of such rule are triggered based upon a financial statement restatement or other financial statement change.

6.	Implement and oversee the Company’s cybersecurity and information security policies, if any, and periodically review the policies, if any, and manage potential cybersecurity incidents

7.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

8.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

9.	Review and approve all payments made to the Company’s officers and directors or its or their affiliates. Any payments made to members of the Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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